Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Choice Hotels International, Inc. of our report dated August 11, 2022 relating to the combined financial statements of Radisson Hotel Group Americas, which appears in Choice Hotels International, Inc.’s Current Report on Form 8-K/A dated October 27, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 11, 2023